EXHIBIT 10.1

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of June 21, 2002, between Rotech Healthcare Inc., a Delaware corporation (the “Company”), and Oaktree Capital Management, LLC (“Oaktree”), and General Electric Capital Corporation (“GECC”) (each of Oaktree and GECC, together with its respective successors and permitted assigns, an “Investor” and collectively, the “Investors”).

WHEREAS, the Company and the Investors previously entered into that certain Registration Rights Agreement, dated as of March 26, 2002 (the “Original Registration Rights Agreement”);

WHEREAS, the Company and the Investors desire to amend and restate the Original Registration Rights Agreement in its entirety as set forth herein;

WHEREAS, pursuant to the Amended Joint Plan of Reorganization of Rotech Medical Corporation and its affiliated Debtors and Debtors in Possession (the “Plan”), dated December 20, 2001, which became effective on March 26, 2002, the Company has agreed, among other things, to issue 25,000,000 shares of new common stock, par value $0.0001 per share, of the Company (the “Common Stock”);

WHEREAS, the Company has issued the Common Stock pursuant to the Plan; and

WHEREAS, the Company has agreed to grant to each of the Investors the registration rights set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

Affiliate(s): Means a Person(s) who, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, an Investor. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of Section 2.1, the term “Affiliate” shall be construed in accordance with Rule 144(a) of the Securities Act.

Agreement: As defined in the introductory paragraph of this Agreement.

Business Day(s): Means any day(s), other than a Saturday or Sunday, when commercial banks are open for business in New York, New York.

Change in Control: Means (i) a merger, consolidation, share exchange, division or other reorganization of the Company with any corporation or entity other than an entity owned at least 80% by the Company, unless immediately after such transaction, the stockholders of the Company immediately prior to such transaction beneficially own, directly or indirectly, 51% or more of the combined voting power of the resulting entity’s outstanding voting securities of the resulting entity, or in the case of a division, 51% or more of the combined voting power of the outstanding voting securities of each entity resulting from the division of each such entity, in each case in substantially the same proportion as such stockholders owned shares of the Company prior to such transaction or (ii) the stockholders of the Company approve an agreement for the sale or disposition (in one transaction or a series of transactions) of assets of the Company, the total consideration of which is greater than 51% of the Total Market Value of the Company.

Commission: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

Common Stock: As defined in Section 1 hereof.

Company: As defined in the introductory paragraph of this Agreement.

Company Board: As defined in Section 2.10 hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of any such similar Federal statute.

Fair Market Value: Per share of Common Stock as of a particular date shall mean: (i) the closing sales price per share of Common Stock on a national securities exchange for the Business Day preceding the exercise date on which there was a sale of shares of Common Stock on such exchange; (ii) if clause (i) does not apply and the shares of Common Stock are then quoted on the National Association of Securities Dealers Automated Quotation system (known as “NASDAQ”), the closing price per share of Common Stock as reported on such system for the Business Day preceding the exercise date on which a sale was reported; (iii) if clause (i) and (ii) do not apply and the shares of Common Stock are then traded on an over-the-counter market, the closing price for the shares of Common Stock in such over-the-counter market for the Business Day preceding the exercise date; or (iv) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Company Board in its sole discretion may reasonably determine.

Initial Demand Request: As defined in Section 2.2 hereof.

Inspector: As defined in Section 2.5 hereof.

Investor: As defined in the introductory paragraph of this Agreement.

Managing Underwriters: Any investment banker or investment bankers and manager or managers that administer the offering of Registrable Securities covered by any registration statement.

Material Event: Any of the following pending or proposed events to the extent not then publicly disclosed by the Company: (i) a merger, acquisition or disposition of a business or component thereof, or any other type of business combination or joint venture, any of which is material to the Company; (ii) a Change in Control with respect to the Company; (iii) any material private debt or equity financing of the Company; or (iv) a public announcement of the quarterly or annual results of the operations of the Company, and, with respect to any of the transaction or events described in clauses (i) through (iv) above, the Company Board reasonably has determined in good faith that compliance with this Agreement may reasonably be expected to either materially interfere with the Company’s ability to consummate such transaction in a timely fashion or require the Company to disclose material, non-public information prior to such time as it would otherwise be required to be disclosed.

Nomination Right: As defined in Section 2.10 hereof.

Person: A corporation, an association, a partnership, an organization, business, an individual, a governmental or political subdivision thereof or a governmental agency.

Plan: As defined in Section 1 hereof.

Records: As defined in Section 2.5 hereof.

Registrable Securities: Any shares of Common Stock issued to any Investor pursuant to the Plan (including such shares held by any successor or permitted assignee of such Investor) and any securities issued or issuable with respect to any Common Stock referred to above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, (d) they shall be sold by the applicable Investor to the public pursuant to Section 1145 of title 11 of the United States Code, as amended, or (e) they shall have ceased to be outstanding. Notwithstanding anything herein to the contrary, the registration rights granted hereunder shall terminate as to each Investor and with respect to such Securities upon the date that such Common Stock is no longer Registrable Securities.

Registration Expenses: All expenses incident to the Company’s performance of or compliance with Section 2 hereof, including, without limitation, all registration, filing and NASD fees, all stock exchange listing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, the reasonable fees and disbursements of one (1) counsel representing all Investors (as selected by the holders of a majority of the Registrable Securities in a registration), premiums and other costs of policies of insurance purchased by the Company against liabilities arising out of the public offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, provided that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

Securities Act: The Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time. References to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any such similar Federal statute.

Shelf Investor: As defined in Section 2.1(a) hereof.

Subsequent Demand Request: As defined in Section 2.2 hereof.

Total Market Value: Means the aggregate Fair Market Value of the Company’s outstanding Common Stock (on a fully diluted basis) plus the aggregate market value of the Company’s outstanding debt securities as measured by the face value of such outstanding debt securities.

2. Registration under Securities Act, etc.

2.1 Shelf Registration Statement

(a) Filing. At any time on or after September 1, 2002, either Oaktree or GECC, so long as such Investor meets one of the requirements of Section 2.1(d) below (as such, a “Shelf Investor”), may request in writing (such request, a “Shelf Registration Request”), that the Company prepare and file with the Commission, one (1) registration statement for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission, covering all of the Registrable Securities held by each Shelf Investor (such registration the “Shelf Registration Statement”). Upon receipt of a Shelf Registration Request from any Shelf Investor, the Company shall promptly provide a copy of such Shelf Registration Request to each other Investor and each Investor that is a Shelf Investor shall be entitled to have the Registrable Securities of such Shelf Investor included in the Shelf Registration Statement, so long as such Shelf Investor meets one of the requirements of Section 2.1(d) below. The Company shall file the Shelf Registration Statement with the Commission not later than thirty (30) days following receipt of such request by the Company. The Shelf Registration Statement shall be on Form S-1 under the Securities Act or another appropriate form selected by the Company (and reasonably acceptable to the Participating Investors) permitting registration of such Registrable Securities for resale by the Shelf Investors in the manner or manners reasonably designated by them (not including underwritten offerings). The Company shall use its best efforts to cause the Shelf Registration Statement to be declared effective pursuant to the Securities Act within sixty (60) days after the date the Shelf Registration Statement is filed with the Commission, and to keep the Shelf Registration Statement continuously effective under the Securities Act for a period of thirty-six (36) months from the date that such Shelf Registration Statement is declared or ordered effective by the Commission or, if earlier, until such time as each Shelf Investor participating in such Shelf Registration no longer meets any of the requirements of Section 2.1(d) below. If there is a disagreement between the Company and a Shelf Investor with respect to whether or not such Shelf Investor is or should be deemed to be an Affiliate of the Company for purposes of this Agreement, the Company and the Shelf Investor shall be entitled to rely upon a written legal opinion of outside counsel to the Company addressed to the Company and the Shelf Investor reasonably acceptable to the Company and the Shelf Investor and its legal counsel. In no event shall the Company be required to file more than one (1) Shelf Registration Statement pursuant to this Agreement. For the avoidance of doubt, in the event that the Company files a registration statement in connection with the initial public offering of its Common Stock and, after giving effect to such initial public offering, one or more of the Investors continues to meet one or more of the requirements of Section 2.1(d) of this Agreement, then such Investor or Investors shall continue to have the rights set forth in this Section 2.1 with respect to the preparation and filing of the Shelf Registration Statement described herein.

(b) Selling Securityholder Information. The Company may require each Shelf Investor to furnish to the Company such information regarding the Shelf Investor and the distribution of the Registrable Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Registrable Securities of any Shelf Investor that fails to furnish such information within twenty (20) Business Days after receiving such request. Each Shelf Investor agrees to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Shelf Investor not misleading.

(c) Expenses. The Company will pay all Registration Expenses in connection with the Shelf Registration Statement.

(d) Participation in Shelf Registration. A Shelf Investor shall be able to offer or sell any Registrable Securities by means of the Shelf Registration Statement so long as such Shelf Investor (x) beneficially owns at least seven and one-half percent (7.5%) of the outstanding Common Stock of the Company, (y) has the right to nominate a member of, or has a designee on, the Company Board pursuant to Section 2.10 hereof or (z) is deemed to be an Affiliate of the Company.

2.2 Registration on Request

(a) Initial Demand Request. Beginning on the date which is one (1) year after the effective date of the Plan, an Investor or Investors holding, in the aggregate, at least seven and one-half percent (7.5%) of the Registrable Securities then outstanding, subject to Section 2.2(f) hereof, may request, in writing, registration under the Securities Act, of all or part of their Registrable Securities (the “Initial Demand Request”); provided, that no less than seven and one-half percent (7.5%) of the outstanding shares of Common Stock are requested to be included in such registration.

(b) Subsequent Demand Request. After the earlier to occur of (i) an Initial Demand Request having been made, and the Company has filed a registration statement covering the Registrable Securities requested to be included pursuant to such Initial Demand Request that has been declared or ordered effective under the Securities Act and (ii) the completion of an initial public offering of the Company’s Common Stock, until the date which is six (6) years after the effective date of the Plan an Investor or Investors holding, in the aggregate, the greater of (x) five percent (5%) or more of the Registrable Securities then outstanding and (y) Registrable Securities with a Fair Market Value equal to at least an aggregate of fifty million dollars ($50,000,000) on the date of the request referred to below, subject to Section 2.2(f) hereof, may request, in writing, registration under the Securities Act, of all or part of their

Registrable Securities (each such request to be referred to as a “Subsequent Demand Request”); provided that no less than the greater of (i) five percent (5%) of the Registrable Securities and (ii) Registrable Securities with a Fair Market Value equal to at least an aggregate of twenty-five million dollars ($25,000,000) are requested to be included in such registration; and provided, further, that the Company shall not be required to effect more than one (1) such registration per each twelve (12) month period beginning one (1) year after the effective date of the Plan and ending on the date which is six (6) years after the effective date of the Plan.

(c) Within 10 days after receipt of any request pursuant to Section 2.2(a) or Section 2.2(b) hereof, the Company will give notice of such request to the other Investors. Any Investor that sells or disposes, or elects to sell or dispose, of securities pursuant to a registration statement of the Company filed pursuant to this Agreement is referred to herein as a “Participating Investor.” The Company will use its best efforts to effect the registration on an appropriate form under the Securities Act and will include in such registration, subject to Section 2.2(f) hereof, all Registrable Securities held by any Participating Investor with respect to which the Company has received a written request for inclusion therein within 30 days after the receipt of the Company’s notice. All registrations initiated by a Participating Investor pursuant to Section 2.2(a) or Section 2.2(b) hereof are referred to herein as “Demand Registrations.” Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to include in any Demand Registration any shares of Common Stock held by any Participating Investor that have previously been registered under the Securities Act pursuant to a Shelf Registration Statement pursuant to Section 2.1 of this Agreement, so long as such Shelf Registration Statement remains effective.

(d) Number of Demands. Subject to Section 2.2(e)(iii) hereof, the Company shall not be required to effect more than three (3) registrations pursuant to this Section 2.2 requested by any one Investor or more than five (5) registrations in the aggregate requested by all of the Investors pursuant to this Section 2.2; provided, however, that, in each case, such obligation shall be deemed satisfied only when a registration statement covering all shares of Registrable Securities specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting Investors, shall have become effective.

(e) Priority in Registration.

(i) If the Company includes in any underwritten Demand Registration any securities which are not Registrable Securities and the Managing Underwriters advise the Company in writing that in their opinion the number of securities proposed to be included exceeds the number of securities which can be sold in such offering, the Company will include in such registration the number of securities which it is so advised can be sold in (or during the time of) such offering: (A) first, the Registrable Securities requested to be included by the Participating Investor or Investors and the securities to be included by the Company which are not Registrable Securities pro rata based upon the total number of Registrable Securities which such Investor or

Investors propose to include and the total number of securities the Company proposes to include in such registration and (B) second, the securities proposed to be included in such registration by any other holders as determined by the Company and the Managing Underwriters.

(ii) Notwithstanding the provisions in clause (i) of this Section 2.2(e), in the event that (a) the first Demand Registration effected pursuant to this Agreement occurs prior to the issuance and sale by the Company of shares of Common Stock in an underwritten offering pursuant to an effective registration statement under the Securities Act, (b) the Company proposes to include any securities which are not Registrable Securities in such registration, and (c) the Managing Underwriters advise the Company in writing that in their opinion the number of securities proposed to be included in such registration exceeds the number of securities which can be sold in such offering, the Company will include in such registration: (A) first, the securities proposed to be sold by the Company for its own account, (B) second, the Registrable Securities requested to be included in such registration pro rata based upon the total number of Registrable Securities which each such Participating Investor requested to be included in proportion to the total number of Registrable Securities requested to be included by all Participating Investors and (C) third, the securities proposed to be included in such registration by any other holders as determined by the Company and the Managing Underwriters.

(iii) In the event that the first Demand Registration is a registration described in clause (ii) of this Section 2.2(e) and, pursuant to the provisions of such clause (ii) of this Section 2.2(e), the Investor or Investors, as the case may be, are not able to include all the Registrable Securities such Investor or Investors have requested to be included in such registration, such registration shall not be considered a registration for the purposes of, and only for the purposes of, counting the number of registrations required to be effected by the Company as provided for in this Section 2.2.

(f) Registration Statement Form. Registrations under this Section 2.2 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and, as shall be reasonably acceptable to each Participating Investor and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration. If, in connection with any registration under this Section 2.2 which is proposed by the Company to be on Form S-3 or any similar short form registration statement which is a successor to Form S-3, the Managing Underwriters, if any, shall advise the Company in writing that in their opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

(g) Expenses. The Company will pay all Registration Expenses in connection with any registration requested pursuant to this Section 2.2.

(h) Effective Registration Statement. A Demand Registration requested pursuant to this Section 2.2 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has been declared effective by the Commission, provided that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of all Participating Investors (other than a refusal to proceed based upon the advice of outside counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of a Participating Investor unless the Participating Investors shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied. A Participating Investor shall be permitted to withdraw all or any part of the Registrable Securities from a Demand Registration at any time prior to the effective date of such Demand Registration.

(i) Selection of Underwriters. If a Demand Registration pursuant to this Section 2.2 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company subject to the consent of the Participating Investors (such consent not to be unreasonably withheld). If an Investor or Investors request a Demand Registration in which such Investor or Investors hold a majority of the securities to be included in such registration, the Participating Investors shall have the right to select an underwriter to serve as co-lead underwriter and joint bookrunner along with the underwriter selected by the Company in the underwritten offering to be conducted with respect to such registration.

(ii) The underwriter selected by the Company or the Investors, as the case may be, shall be reputable and nationally recognized as an underwriter.

2.3 Exceptions to Registration.

(a) Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to take any action to effect or maintain the effectiveness of any registration pursuant to Section 2.1 or Section 2.2 hereof:

(i) During the period starting with the date thirty (30) days prior to the Company’s estimated date of filing of, and ending on the ninetieth (90th) day immediately following the effective date of, any registration statement pertaining to equity securities of the Company (other than (i) a registration statement filed on Forms S-4, F-4 or S-8 (or any successor forms thereto) promulgated under the Securities Act, (ii) a registration of securities in a Rule 145 transaction, or (iii) a other registration statement filed in connection with a dividend reinvestment plan or employee benefit plan covering officers or directors of the Company or its Affiliates), provided that the Company is actively employing in good faith its best efforts to cause such registration statement to become effective;

(ii) With respect to a registration pursuant to Section 2.2 only (and not Section 2.1), if the Company determines in good faith that the registration and distribution of Registrable Securities (or the use of the registration statement or related prospectus) resulting from a Demand Registration would require the Company to disclose publicly a pending Material Event; or

(iii) During the period starting with the date ninety (90) days prior to the Company’s estimated date of filing of, and ending on the ninetieth (90th) day immediately following the effective date of, a registration statement pertaining to the initial public offering of the Company’s Common Stock; provided that, during such period, the Company is actively and continuously employing good faith efforts to effect and consummate such initial public offering; and provided further that such period shall be extended for an additional period of up to sixty (60) days in the event that the underwriter for the Company’s initial public offering reasonably determines that such an extension is necessary in order to successfully market the Common Stock offered in the initial public offering.

(b) If the Company delays the filing of any registration statement, the furnishing of any supplement for a planned public offering, or suspends the use of an effective registration statement, it shall so notify each Investor, indicating that the provisions of Section 2.3(a)(ii) or Section 2.3(a)(iii) hereof are applicable, and the anticipated delay; provided that, in the case of a delay due to the applicability of the provisions in Section 2.3(a)(iii), the notice to each Investor shall set forth the estimated date of the filing of the registration statement pertaining to the initial public offering of the Company’s Common Stock and shall be delivered by the Chief Executive Officer of the Company or Chairman of the Board of Directors of the Company, in either case, on behalf of the entire Board of Directors of the Company. No Investor shall request a registration pursuant to Section 2.1 or Section 2.2 hereof until, pursuant to Section 2.3(c) hereof, the Company has notified the Investor that the provisions of Section 2.3(a)(ii) or Section 2.3(a)(iii), as the case may be, are no longer applicable.

(c) If the Company delays the filing of any registration statement, the furnishing of any supplement, or suspends the use of an effective registration statement pursuant to this Section 2.3 and the reason for such delay becomes no longer applicable, the Company shall promptly notify the Investor of such fact and any Investor may exercise any right that it may have to request a registration pursuant to Section 2.1 or Section 2.2 hereof immediately following its receipt of such notice.

(d) No Investor shall at any time disclose publicly that any such Investor has received from the Company any notice of the type specified in clause (b) or (c) of this Section 2.3.

(e) The Company may not delay the filing of any registration statement or the furnishing of any supplement, or suspend the use of any effective registration statement pursuant to clause (a)(ii) of this Section 2.3 for more than an aggregate of 75 days in any consecutive 12 month period and the suspension of the filing of any registration statement or the furnishing of any supplement or the use of any effective registration statement pursuant to this Section 2.3 shall not prejudice any right that the Investor may have to request that the Company effect the registration of the Investor’s Registrable Securities pursuant to Section 2.1 or Section 2.2 hereof at a later date.

2.4 Incidental Registration

(a) Right to Include Registrable Securities. If the Company at any time proposes to register any securities substantially similar to the Registrable Securities under the Securities Act (other than by a registration on Form S-4 or S-8, or any successor or similar forms and other than securities registered to effect the acquisition of or combination with another person or pursuant to Sections 2.1 or 2.2 hereof), whether or not for sale for its own account, it will each such time give prompt written notice to each Investor of its intention to do so and of such Investor’s rights under this Section 2.4. Upon the written request of any Investor made within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Investor and the intended method of disposition thereof), the Company will, subject to Section 2.2 hereof, effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Participating Investor, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Participating Investor and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Participating Investor to request that such registration be effected as a registration under Section 2.2 hereof, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.4 shall relieve the Company of its obligation to effect any registration upon request under Section 2.2 hereof, nor shall any such registration hereunder be deemed to have been effected pursuant to Section 2.2 hereof. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.4.

(b) Priority in Incidental Registrations. If (i) a registration pursuant to this Section 2.4 involves an underwritten offering of the securities so being registered, for sale for the account of the Company or any other entity, to be distributed (on a firm commitment basis) by or through one or more Managing Underwriters, (ii) the Registrable Securities so requested to be registered for sale for the account of a Participating Investor are not also to be included in such underwritten offering (because the Company has not been requested so to include such Registrable Securities pursuant to Section 2.6(b)) hereof and (iii) the Managing Underwriter of such underwritten offering shall inform the Company and each Participating Investor by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in (or during the time of) such offering, (A) first, the securities proposed by the Company to be sold for its own account, (B) second, the Registrable Securities requested to be included in such registration, pro rata based upon the total number of Registrable Securities which such Participating Investor requested to be included in proportion to the number of Registrable Securities that are requested to be included by all Participating Investors and (C) third, the securities proposed to be included in such registration by any other holders as determined by the Company and the Managing Underwriters.

2.5 Registration Procedures.

(a) If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1, 2.2 and 2.4 hereof the Company shall, as expeditiously as possible:

(i) prepare and (in the case of a registration pursuant to Section 2.2 hereof, such filing to be made within 45 days after the initial request of the Investor or in any event as soon thereafter as possible) file with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter cause such registration statement to become and remain effective, provided however that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 2.4(a) hereof, its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto, provided further that at least five (5) Business Days before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the Participating Investors copies of all such documents proposed to be filed, and all reasonable modifications suggested by such counsel will be made to such registration statement or any amendments thereto;

(ii) subject to Section 2.3 hereof, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities

Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

(iii) furnish to each Participating Investor and each underwriter, if any, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such Participating Investor and such underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

(iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any seller thereof and any underwriter of the securities being sold by such seller shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to (x) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, (y) consent to general service of process in any such jurisdiction, or (z) subject itself to taxation in any such jurisdiction;

(v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

(vi) furnish to each Participating Investor a signed counterpart, addressed to such Participating Investor and the underwriters, if any, of (x) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such Participating Investor and the underwriters, and (y) a “comfort” letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter), dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter of like kind dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten public offerings of securities (with, in the case of an “agreed upon procedures” letter, such modifications or deletions as may be required under Statement on Auditing Standards No. 35) and, in the case of the accountants’ letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as a Participating Investor (or the underwriters, if any) may reasonably request;

(vii) notify each Participating Investor and the managing underwriter or underwriters, if any, promptly and confirm such advice in writing promptly thereafter (v) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (w) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information; (x) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (y) if at any time the representations and warranties of the Company made as contemplated by Section 2.4 hereof cease to be true and correct in all material respects; and (z) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(viii) notify each Participating Investor, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and promptly prepare and, subject to the provisions of Section 2.3 hereof, furnish to such seller or Participating Investor and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(ix) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

(x) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first day of the Company’s first full calendar quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and will furnish to each Participating Investor at least five Business Days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which such Participating Investor shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

(xi) make available for inspection by a representative or representatives of each Participating Investor, any underwriter participating in any disposition pursuant to the registration statement and any attorney or accountant retained by any Participating Investor or such underwriter (each, an “Inspector”), all financial and other records, pertinent corporate documents and properties of the Company (the “Records”), and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration in order to permit investigation within the meaning of Section 11 of the Securities Act. Any of the Records which the Company determines, in good faith, to be confidential, and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement in or omission from any registration statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public. Each Participating Investor agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(xii) intentionally omitted;

(xiii) list all Registrable Securities covered by such registration statement on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed;

(xiv) in the case of an underwritten offering, make appropriate officers and management employees of the Company reasonably available to the selling holders of Registrable Securities upon advance notice for meetings with prospective purchasers of such securities and prepare and present to potential investors customary “road show” material in a manner consistent with other new issuances of other securities similar to the Registrable Securities;

(xv) promptly incorporate in a prospectus supplement or post-effective amendment to the applicable registration statement such information as the underwriter, if any, or the holders of the Registrable Securities included in such registration agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and, subject to Section 2.3 hereof, make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(xvi) file in a timely manner any reports required to be filed by the Company under the Securities Act, the Exchange Act and the securities laws of any jurisdiction in which the Registrable Securities were sold;

(xvii) provide and cause to be maintained a transfer agent and registrar (which may be the same entity) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

(xviii) use its best efforts to provide a CUSIP number for the Registrable Securities, not later than the effective date of the registration statement.

(b) The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

(c) The Company will not file any registration statement covering the Registrable Securities or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference and proposed to be filed after the initial filing of the registration statement) to which Investor or the underwriter or underwriters, if any, shall reasonably object.

(d) The Investors agree by acquisition of the Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (viii) of Section 2.5(a) hereof, the Investors will forthwith discontinue their respective dispositions of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until each such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (viii) Section 2.5(a) hereof and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Investor’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

(e) If any such registration statement to be filed pursuant to this Agreement refers to any Investor or any of its Affiliates by name or otherwise as the holder of any securities of the Company, then such Investor shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to the Company, to the effect that the holding by such Investor of such securities is not to be construed as a recommendation by such Investor of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Investor will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Investor or any of its Affiliates by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Investor.

2.6 Underwritten Offerings.

(a) Requested Underwritten Offerings. If requested by the Managing Underwriters for any underwritten offering by any Investor pursuant to a registration requested under Section 2.2 hereof, the Company will enter into an underwriting agreement with such Managing Underwriters for such offering, such agreement to be satisfactory in substance and form to the Company, such Participating Investors and the Managing Underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.8 hereof. The Participating Investors will cooperate with the Company in the negotiation of the underwriting agreement. The Participating Investors shall be party to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Managing Underwriters shall also be made to and for the benefit of such Participating Investors and that any or all of the conditions precedent to the obligations of such Managing Underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Investors. A Participating Investor shall not be required to make any representations or warranties to or agreements with the Company or the Managing Underwriters other than representations and warranties contained in a writing furnished by such holder expressly for use in such registration statement or agreements regarding such Participating Investors, the Participating Investor’s Registrable Securities and the Participating Investor’s intended method of distribution and any other representation required by law.

(b) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.4 hereof and such securities are to be distributed by or through one or more Managing Underwriters, the Company will, if requested by an Investor or Investors as provided in Section 2.4 hereof and subject to the provisions of Section 2.4(b) hereof, use its best efforts to arrange for such Managing Underwriters to include all the Registrable Securities to be offered and sold by any Participating Investor among the securities to be distributed by such underwriters. Each such Participating Investor shall be party to the underwriting agreement between the Company and such Managing Underwriters and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Managing Underwriters shall also be made to and for the benefit of any Participating Investor and that any or all of the conditions precedent to the obligations of such Managing Underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Investor. A Participating Investor shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Investor, such Participating Investor’s Registrable Securities and such Participating Investor’s intended method of distribution and any other representation required by law.

(c) Participation in Underwritten Offerings. No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by each Participating Investor and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) reasonably required under the terms of such underwriting arrangements. Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require a Participating Investor to make any representations or warranties to or agreements with the Company or the underwriters other than representations and warranties contained in a writing furnished by such holder expressly for use in the related registration statement or agreements regarding such Participating Investor, such Participating Investor’s Registrable Securities and such Participating Investor’s intended method of distribution and any other representation required by law.

2.7 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give any Participating Investor, its underwriters, if any, and their counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders’ and such underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

2.8 Indemnification.

(a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does agree to, indemnify and hold harmless (i) in the case of any registration statement filed pursuant to Section 2.1, 2.2 or 2.4 hereof, a Participating Investor, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Participating Investor or any such underwriter within the meaning of the Securities Act, and (ii) in the case of any registration statement of the Company, a Participating Investor, its directors and officers and each other Person, if any, who controls such Participating Investor within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Participating Investor or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such Participating Investor and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Participating Investor specifically stating that it may be used in the preparation thereof and, provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person’s failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Participating Investor or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by any Participating Investor.

(b) Indemnification by Investor. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.2 or 2.4 hereof, that the Company shall have received an undertaking satisfactory to it from each Participating Investor, severally and not jointly, that each will indemnify and hold harmless the Company (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.8), each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Participating Investor specifically stating that it may be used in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by Investor.

(c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.8, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

(d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 2.8 (with appropriate modifications) shall be given by the Company and any Participating Investor with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

(e) Indemnification Payments. The indemnification required by this Section 2.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

(f) Contribution. If the indemnification provided for in the preceding subdivisions of this Section 2.8 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability. In determining the amount of contribution to which the indemnified party is entitled, there shall be considered with respect to any Persons involved the relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of subdivision (a) of this Section 2.8, and in no event shall the obligation of any indemnifying party to contribute under this subdivision (f) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions (a) or (b) of this Section 2.8 had been available under the circumstances.

The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subdivision (f) were determined by pro rata allocation (even if a Participating Investor and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and subdivision (c) of this Section 2.8, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this subdivision (f), neither a Participating Investor nor underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of a Participating Investor, the net proceeds received from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that a Participating Investor or such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

2.9 Adjustments Affecting Registrable Securities. The Company will not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in any registration of its securities contemplated by this Section 2 or the marketability of such Registrable Securities under any such registration.

2.10 Nomination of Directors. Each Investor shall have the right (the “Nomination Right”), so long as such Investor has on the date hereof and thereafter maintains beneficial ownership of at least seven and one-half percent (7½%) of the then outstanding Common Stock, to nominate one person to serve on the Board of Directors of the Company (the “Company Board”). Subject to the terms of this Section 2.10 and the fiduciary duties of the Board as required under applicable law, the Company agrees to cause such nominee(s) to be included in the management slate of nominees presented to stockholders of the Company for election as directors and to recommend to stockholders their election to the Company Board. Notwithstanding any provisions to the contrary in this Agreement, an Investor’s right to nominate one person to serve on the Company Board is not assignable and any purported assignment of such right shall be null and void. The Nomination Right of each Investor shall terminate and be of no further force or effect upon the earlier of (i) the date which is three (3) years after the effective date of the Plan and (ii) the occurrence of a firm commitment underwritten initial public offering of the Company’s Common Stock resulting in gross proceeds of at least one-hundred million dollars ($100,000,000).

3. Rule 144. The Company shall use its best efforts to file in a timely manner the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any Participating Investor, make publicly available other information) and will take such further action as such Investor may reasonably request, all to the extent required from time to time to enable such Participating Investor to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Investor, the Company will deliver to such Investor a written statement as to whether it has complied with the requirements of this Section 3.

4. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of each Investor. Investors shall be bound by any consent authorized by this Section 4, whether or not such Registrable Securities shall have been marked to indicate such consent.

5. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership of such Registrable Securities.

6. Mergers. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Registrable Securities” shall be deemed to include the common stock, if any, that holders of Registrable Securities would be entitled to receive in exchange for Common Stock under any such merger, consolidation or reorganization; provided, however, that, to the extent holders of Registrable Securities receive securities that are by their terms convertible into common stock of the issuer thereof, then only such shares of common stock as are issued or issuable upon conversion of said convertible securities shall be included within the definition of Registrable Securities.

7. Notices. All notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person (a) in the case of the Company, addressed in the manner set forth below, or (b) in the case of any other Person, at the address that such Person shall have furnished to the Company in writing.

If to the Company:

Rotech Healthcare Inc.

2600 Technology Drive

Orlando, FL 32804

Facsimile: (407) 297-6706

Attn: Chief Legal Officer

If to the Investors:

General Electric Capital Corporation

6 High Ridge Park, Building 6C

Stamford, CT 06927

Facsimile: (203) 316-7978

Attn: William E. Magee and John A. Sirico

Oaktree Capital Management, LLC

333 South Grand Ave.

Los Angeles, CA 90071

Telephone: (213) 830-6407

Facsimile: (213) 830-8507

Attn: Matthew Barrett and Kenneth Liang

Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified above, provided that any such notice, request or communication to Investor shall not be effective until receipt is acknowledged in a writing reasonably satisfactory to both parties.

8. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Except as otherwise specifically provided for or prohibited herein, the rights of the Investors hereunder may only be assigned (i) in connection with the transfer of Registrable Securities constituting no less than five percent (5%) of the outstanding Common Stock or (ii) by an Investor to an Affiliate of such Investor.

9. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

10. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. THE PARTIES HERETO WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO DISPUTES HEREUNDER.

11. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

12. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and Investor relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter (including, without limitation, the Original Registration Rights Agreement).

13. SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY

ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. THE COMPANY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO THE COMPANY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE COMPANY AT ITS ADDRESS SPECIFIED IN SECTION 7 HEREOF. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

14. Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, illegal or unenforceable the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, illegal or unenforceable, shall not be affected thereby.

[signatures appear on following page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

ROTECH HEALTHCARE INC.

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:
Title:

OAKTREE CAPITAL MANAGEMENT, LLC,
as agent and on behalf of certain funds and accounts

By:
Name:
Title:

By:
Name:
Title:

[logo]

GE Bank Loan Group

Corporate Financial Services, Inc.

201 Merritt 7

P.O. Box 5201

Norwalk, CT 06856-5201

VIA FACSIMILE TRANSMISSION

AND REGULAR MAIL

January 26, 2004

ROTECH HEALTHCARE, INC.

2600 Technology Drive

Orlando, FL 32804

Attn: Chief Legal Officer—Rebecca L. Myers

OAKTREE CAPITAL MANAGEMENT, LLC

333 South Grand Ave.

Los Angeles, CA 90071

Attn: Matthew Barrett

Re:	Amended and Restated Registration Rights Agreement dated as of June 21, 2002 (as amended, supplemented or otherwise modified, the “Registration Rights Agreement”) between Rotech Healthcare, Inc. (the “Company”) Oaktree Capital
Management, LLC (“Oaktree”) and General Electric Capital Corporation (“GECC”).

Ladies and Gentlemen:

This purpose of this letter is to advise you that GECC has hereby irrevocably waived, effective as of the date hereof, any and all of its rights under Section 2.10 of the Registration Rights Agreement to nominate one person on the Board of Directors of the Company (the “Nomination Right”).

In addition, please be advised that our office has relocated and our new address for notices is now:

GENERAL ELECTRIC CAPITAL CORPORATION

201 Merritt 7 – 5th Floor

Norwalk, CT 06851

Attn: William E. Magee and John A. Sirico

If you have any questions or concerns with regard to this notice, please contact the undersigned. Thank you.

Sincerely,

/s/    John A. Sirico

John A. Sirico

General Counsel—Bank Loan Group

GE Corporation Financial Services

Cc:    William E. Magee

  Patrick E. Flynn

  Barbara Lane